                                                                      EXHIBIT 25

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                                    FORM T-1
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE


                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|

                           ---------------------------

                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


              New York                                           13-5160382
      (State of incorporation                                 (I.R.S. employer
     if not a U.S. national bank)                            identification no.)

    One Wall Street, New York, N.Y.                                 10286
(Address of principal executive offices)                          (Zip code)

                           ---------------------------

                                FLUOR CORPORATION
               (Exact name of obligor as specified in its charter)


               Delaware                                         33-0927079
    (State or other jurisdiction of                           (I.R.S. employer
    incorporation or organization)                           identification no.)

        One Enterprise Drive
       Aliso Viejo, California                                      92656
(Address of principal executive offices)                         (Zip code)

                           ---------------------------

                                 Debt Securities
                       (Title of the indenture securities)

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1.   GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

     (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.


              Name                                          Address
-------------------------------------           --------------------------------

Superintendent of Banks of the                  2 Rector Street, New York, N.Y.
State of New York                               10006, and Albany, N.Y. 12203
Federal Reserve Bank of New York                33 Liberty Plaza, New York, N.Y.
                                                10045

Federal Deposit Insurance Corporation           Washington, D.C. 20429

New York Clearing House Association             New York, New York 10005

     (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         Yes.

2.   AFFILIATIONS WITH OBLIGOR.

     IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     None.

16.  LIST OF EXHIBITS.

     EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7A-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND 17 C.F.R. 229.10(D).

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                    SIGNATURE


     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 8th day of June, 2001.


                                            THE BANK OF NEW YORK


                                            By:    /s/ THOMAS E. TABOR
                                                --------------------------------
                                                Name:  Thomas E. Tabor
                                                Title: ASSISTANT VICE PRESIDENT

                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 2000, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                             Dollar Amounts
                                                              In Thousands
                                                             --------------
ASSETS

Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin .        $  3,083,720
  Interest-bearing balances ..........................           4,949,333

Securities:
  Held-to-maturity securities ........................             740,315
  Available-for-sale securities ......................           5,328,981
Federal funds sold and Securities purchased under
  agreements to resell ...............................           5,695,708

Loans and lease financing receivables:
  Loans and leases, net of unearned income ...........          36,590,456
    LESS: Allowance for loan and lease losses ........             598,536
    LESS: Allocated transfer risk reserve ............              12,575
    Loans and leases, net of unearned income,
      allowance, and reserve .........................          35,979,345
Trading Assets .......................................          11,912,448
Premises and fixed assets (including capitalized
  leases) ............................................             763,241
Other real estate owned ..............................               2,925
Investments in unconsolidated subsidiaries and
  associated companies ...............................             183,836
Customers' liability to this bank on acceptances
  outstanding ........................................             424,303
Intangible assets ....................................           1,378,477
Other assets .........................................           3,823,797
Total assets .........................................        $ 74,266,429

                                                             Dollar Amounts
                                                              In Thousands
                                                             --------------
LIABILITIES

Deposits:
  In domestic offices ................................        $ 28,328,548
  Noninterest-bearing ................................          12,637,384
  Interest-bearing ...................................          15,691,164
  In foreign offices, Edge and Agreement
    subsidiaries, and IBFs ...........................          27,920,690
  Noninterest-bearing ................................             470,130
  Interest-bearing ...................................          27,450,560
Federal funds purchased and Securities sold under
  agreements to repurchase ...........................           1,437,916
Demand notes issued to the U.S.Treasury ..............             100,000
Trading liabilities ..................................           2,049,818

Other borrowed money:
  With remaining maturity of one year or less ........           1,279,125
  With remaining maturity of more than one year
    through three years ..............................                   0
  With remaining maturity of more than three years ...              31,080
Bank's liability on acceptances executed and
  outstanding ........................................             427,110
Subordinated notes and debentures ....................           1,646,000
Other liabilities ....................................           4,604,478
                                                              ------------
Total liabilities ....................................        $ 67,824,765
                                                              ============

EQUITY CAPITAL

Common stock .........................................           1,135,285
Surplus ..............................................           1,008,775
Undivided profits and capital reserves ...............           4,308,492
Net unrealized holding gains (losses) on
  available-for-sale securities ......................              27,768
Accumulated net gains (losses) on cash flow hedges ...                   0
Cumulative foreign currency translation adjustments ..             (38,656)
Total equity capital .................................           6,441,664
                                                              ------------
Total liabilities and equity capital .................        $ 74,266,429
                                                              ============

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                              Thomas J. Mastro

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


Thomas A. Renyi          )
Alan R. Griffith         )      Directors
Gerald L. Hassell        )